Exhibit 23(a)


                         INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Registration Statement of Indiana Michigan Power Company on Form S-3 of our reports dated February 23, 1999 (March 16, 1999 as to Note 4), appearing in and incorporated by reference in the Annual Report on Form 10-K of Indiana Michigan Power Company for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Columbus, Ohio
October 6, 1999